UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 9, 2017

BAZAARVOICE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35433	20-2908277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10901 Stonelake Blvd.
Austin, Texas 78759
(Address of principal executive offices, including zip code)
(512) 551-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2017, immediately following the 2017 annual meeting of stockholders (the "Annual Meeting") of Bazaarvoice, Inc. (the "Company" or "Bazaarvoice"), Jared Kopf resigned from the board of directors of the Company (the "Board") and its committees. The decision of Mr. Kopf to resign from the Board was not due to any disagreement with the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As noted below, at the Annual Meeting, the Company's stockholders approved Proposal 2 relating to the declassification of the Company's Board. Accordingly, on November 9, 2017, the Company filed with the Delaware Secretary of State's office a Certificate of Amendment to the Company's Amended and Restated Certificate of Incorporation. In addition, the Board previously approved certain conforming changes to the Company's Amended and Restated Bylaws to remove the reference to the classified Board structure, which changes were effective upon stockholder approval of the Certificate of Amendment. Such Certificate of Amendment to the Company's Amended and Restated Certificate of Incorporation and such Amendment to the Company's Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Annual Meeting of the Company was held on November 9, 2017 at the Company's office in New York. At the Annual Meeting, Bazaarvoice stockholders voted on three proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 13, 2017. Present at the Annual Meeting in person or by proxy were holders of shares representing 73,270,645 votes of the Company's Common Stock representing 85.30% of the eligible votes, which constituted a quorum.
The stockholders of the Company voted on the following items at the Annual Meeting with the following results:
Proposal 1: Election of two Class III Directors:

Nominee	For	Withheld	Broker Non-Vote
Craig Barbarosh	57,851,529	565,564	14,853,552
Thomas J. Meredith	57,845,907	571,186	14,853,552

Based on the votes set forth above, both of the director nominees were duly elected.

Proposal 2: Amendment to Certificate of Incorporation to Provide for Annual Election of All Directors

For	Against	Abstain	Broker Non-Votes
58,197,258	215,843	3,992	14,853,552

Based on the votes set forth, the amendment to the Company's Certificate of Incorporation was approved.

Proposal 3: Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the fiscal year ending April 30, 2018.

For	Against	Abstain
72,988,666	26,925	255,054

Based on the votes set forth above, the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2018 was ratified.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit	Description
3.1	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation
3.2	Amendment to the Company’s Amended and Restated Bylaws

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAZAARVOICE, INC.

By:	/s/ Kin Gill
Kin Gill Chief Legal Officer, General Counsel and Secretary
Date: November 9, 2017

EXHIBIT INDEX

Exhibit	Description
3.1	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation
3.2	Amendment to the Company’s Amended and Restated Bylaws